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Exhibit 99

PRESS RELEASE
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                                                           FOR IMMEDIATE RELEASE

Contact: David C. Vernon, Chairman, President and CEO
         330-666-7979

                      Central Federal Corporation Announces
                              Quarterly Dividends

WELLSVILLE, OHIO - SEPTEMBER 26, 2003 - Central Federal Corporation (NASDAQ:
GCFC) announced today that its Board of Directors, at their meeting on September 18, 2003, declared a cash dividend of 9 cents per share on its common stock payable October 17, 2003 to shareholders of record on October 6, 2003.

As of September 26, 2003, Central Federal Corporation had 1,949,770 shares of common stock outstanding which will represent a total dividend paid of $175,479.30.

Central Federal Corporation, a holding company owning all the shares of Central Federal Bank, was formed in connection with the mutual to stock conversion of Central Federal Bank completed on December 30, 1998.

Central Federal Bank, organized in 1892, operates two offices located within Columbiana County, Ohio, one office in Fairlawn, Ohio and is planning to open an office in Columbus, Ohio.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the assumptions are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or by any person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.